UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

IMMTECH PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14907	39-1523370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 791-2911

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2008, Immtech Pharmaceuticals, Inc. (the “Company”) received a notice from the staff from the NYSE Alternext US (the “Exchange”) that a review of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2008 indicated that the Company is not in compliance with certain of the Exchange’s continued listing standards as set forth in the Exchange’s Company Guide (the “Company Guide”).

Specifically, the Exchange noted that the Company is not in compliance with (a) Section 1003(a)(ii) of the Company Guide, because its stockholders’ equity is less than $4,000,000 and it has had losses from continuing operations and net losses in three out of its four most recent fiscal years; (b) Section 1003(a)(iii) of the Company Guide, because its stockholders’ equity is less than $6,000,000 and it has had losses from continuing operations and net losses in its five most recent fiscal years; and (c) Section 1003(a)(iv) of the Company Guide, because it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

In order to maintain listing of the Company’s common stock on the Exchange, the Company must submit a plan by January 23, 2009, advising the Exchange of how the Company intends to regain compliance with Section 1003(a)(iv) of the Company Guide by March 23, 2009 and Sections 1003(a)(ii) and (iii) of the Company Guide by June 23, 2010. If the Exchange accepts the plan, the Company may be able to continue its listing during the plan period up to June 23, 2010, during which time the Company will be subject to periodic reviews to determine whether it is making progress consistent with the plan. If the Exchange does not accept the Company’s plan, or even if accepted, if the Company is not in compliance with all the continued listing standards at the end of the plan period or the Company does not make progress consistent with the plan during such period, then the Exchange may initiate delisting proceedings.

The Company presently intends to submit such a plan for the Exchange to review by January 23, 2009. The Company’s common stock continues to trade on the Exchange; however, the Company will become subject to the trading symbol extension “.BC” to denote noncompliance with the continued listing standards. Within five days of the December 23, 2008 letter from the Exchange, the Company will be included in a list on the Exchange website of issuers that are not in compliance with the listing standards. The “.BC” indicator will remain as an extension on the Company’s trading symbol until the Company has regained compliance with all applicable continued listing standards.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

No.	Exhibit
99.1	Press release, dated December 30, 2008, announcing receipt of Notice from NYSE Alternext US for Non-Compliance with Continued Listing Criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2008

IMMTECH PHARMACEUTICALS, INC.

/s/ Eric L. Sorkin
Eric L. Sorkin
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

No.	Exhibit
99.1	Press release, dated December 30, 2008, announcing receipt of Notice from NYSE Alternext US for Non-Compliance with Continued Listing Criteria.